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                                                                Exhibit 10.13(j)

                                                  As Amended and Restated 7/7/99

                 RULES OF GENERAL APPLICATION UNDER
                  THE CYTEC INDUSTRIES INC. 1993
                   STOCK AWARD AND INCENTIVE PLAN

Rule 3. This Rule applies to Performance Stock Awards and related Performance
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Cash Awards granted by the Compensation and Management Development Committee
(the "Committee") with respect to the 1999, 2000 and 2001 Performance Periods to persons (as listed on Exhibits A and B to a separate document entitled "Award Targets - Non-Officers", such separate document being hereinafter called the "Target Document") who are not, as of the date of grant, Executive Officers of the Corporation. This rule is adopted by the Executive Committee pursuant to Paragraph (f) of Rule No. 1 under the Plan.

         (a) Definitions. As used in this Rule, the following terms shall have
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         the following respective meanings:

                  (i) "EBIT" means, with respect to any business unit for any fiscal year constituting a Performance Period, the earnings before interest and taxes of such business unit, determined on a basis consistent with the accounting principles used in determining EBIT in the Corporation's audited financial statements for such year; provided, that in the event of an
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                  acquisition by a business unit of another company or business, pro forma financing charges as determined by the Executive Committee, representing a financing charge for the purchase price, will be subtracted from the business unit's actual EBIT in determining EBIT for purposes of the Target Document
                  (unless the proforma financing charge was considered by the Executive Committee in setting the EBIT target); provided,
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                  further, that the setting of new EBIT targets will not be
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                  affected by such financing charges.
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                  (ii) "Performance Period" means January 1-December 31, 1999,
                  January 1-December 31, 2000, or January 1-December 31, 2001, as the context requires.

                  (iii) "Plan" means the 1993 Stock Award and Incentive Plan of the Corporation, as amended.

                  (iv) Terms defined in the Plan and used, but not defined, in this rule shall have the respective meanings ascribed thereto in the Plan.

         (b) Staff Personnel. Set forth on Exhibit A to the Target Document are
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         the names of certain Participants who have been granted Performance
         Stock Awards and Performance Cash Awards. Subject to Paragraph (d) below ("Right to Change Targets") and subject to Paragraph (e) below ("Deferred Stock Awards"), and subject to the terms of the Performance Stock Award and Performance Cash Award Grant Letters, lapsing of the restrictions on the Performance Stock Awards and payment of the cash provided for in the related Performance Cash Awards for the 1999, 2000 and 2001 Performance Periods for these Participants, as applicable, shall be governed (except to the extent otherwise specified on Exhibit
         A), as to 100% of such Awards, by the targets established under Rule No. 1 under the Plan, as adopted by the Committee ("Rule No. 1"), such targets being adopted by the Executive Committee for purposes of this Rule and incorporated herein by reference.

         (c) Business Group Personnel. Set forth on Exhibit B to the Target
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         Document are the names and business units of certain other Participants who have been granted Performance Stock Awards and Performance Cash Awards. As to these Participants (except to the extent otherwise specified on Exhibit B), Performance Stock Awards and related Performance Cash Awards for the 1999, 2000 and 2001 Performance Periods shall each be divided into two portions: the "30% Portion," consisting of 30% of each Award (rounded up to the nearest whole dollar or the nearest whole share, as the case may be), and the "70% Portion," consisting of the remaining portion of each such Award. Subject to Paragraph (d) below ("Right to Change Targets") and subject to Paragraph (e) below ("Deferred Stock Awards"), and subject to the terms of the Performance Stock Award and Performance Cash Award Grant
         Letters:

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                  (i) Payout Targets - 30% Portion. Lapsing of the restrictions
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                  on the 30% Portion of these Performance Stock Awards and
                  payment of the cash provided for in the related 30% Portion of the Performance Cash Awards shall be governed by the targets established under Rule No. 1, which are incorporated herein by reference; and

                  (ii) Payout Targets - 70% Portion. Lapsing of restrictions on
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                  the 70% Portion of these Performance Stock Awards and payment of the cash provided for in the related 70% Portion of the Performance Cash Awards shall occur if and to the extent that the respective business unit EBIT targets set forth on Exhibit B to the Target Document are met. If business unit EBIT is, in any fiscal year, greater than any applicable minimum amount shown on Exhibit B to the Target Document for such fiscal year, and less than the applicable maximum amount, then, in the case of the 70% Portion for a Participant named on such Exhibit B, the actual number of shares of Common Stock that shall vest, and the actual payout on the Performance Cash Award, shall be pro-rated. Any resulting fractional shares that vest shall be rounded up to the nearest whole share. The amount payable in respect of any Performance Cash Award shall be paid as soon as practicable after determination that the Award is payable.

         (d) Right to Change Targets. The Executive Committee (or, in the case
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         of any Grantee who subsequently becomes an Executive Officer of the
         Corporation, the Committee) reserves the right from time to time in its sole discretion to change the EBIT, EPS and Cash Flow Targets set forth in the Target Document, or incorporated herein by reference, to take into account developments in the Corporation's business, or in the business of any one or more business units, and/or to take into account changes in the structure of any business unit or of any Participant's responsibilities which were not fully contemplated at the time the targets were set or last revised; provided that any such change must be made at or prior to the end of the Performance Period to which the target relates.

         (e) Deferred Stock Awards. (i) If, as of the date on which any
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         Performance Stock Award is to vest, any Participant's compensation for such year is such that it would exceed

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         the maximum amount which is deductible by the Corporation under Section
         162(m) of the Internal Revenue Code, the number of shares constituting such Performance Stock Award, to the extent of such excess amount, shall be forfeited and the Participant will be issued a Deferred Stock Award as defined in Section 6(h) of the Plan, equal to the number of shares so forfeited. Such Deferred Stock Award shall accrue Dividend Equivalents which will be deferred in the form of additional Deferred Stock Awards based on the Closing Price of the Corporation's Common Stock in the New York Stock Exchange Consolidated Tape on the date on which the related dividend is paid on the Corporation's Common Stock.

         (ii) The Committee may, prior to the beginning of the Performance Period with respect to a Performance Stock Award (or during such Performance Period, with respect to a Performance Stock Award granted during such Performance Period or not more than one month prior thereto), offer a Participant who has been granted such an award the opportunity to elect to defer all or a specified portion of such award in the form of a Deferred Stock Award. If a Participant elects deferral in accordance with the procedures established by the Committee, then, effective as of the date on which the related award of Performance Stock is to vest, the total award (or such lesser percentage of such total award as shall have been elected by the Participant and accepted by the Committee) shall be forfeited, and the Participant will be issued instead a Deferred Stock Award, as defined in Section 6(h) of the Plan, equal to the number of shares of Performance Stock so forfeited. Such Deferred Stock Award shall accrue Dividend Equivalents which will be deferred in the form of additional Deferred Stock based on the Closing Price of the Corporation's Common Stock in the New York Stock Exchange Consolidated Tape on the date on which the related dividend is paid on the Corporation's Common Stock. In the event that the Participant qualifies for a Deferred Stock Award under either this sub-paragraph or under sub-paragraph (e)(i) of this Rule No. 3, the Deferred Stock Award provided for under this sub-paragraph shall be granted first, before any Deferred Stock Award shall be granted under said sub-paragraph (e)(i).

         (iii) Deferred Stock resulting from deferral of Dividend Equivalents will likewise bear Dividend Equivalents.

         (f) Performance Cash Awards.
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         (i) As provided in the Target Document, under certain circumstances the amount of Performance Cash that vests may exceed the nominal amount of the award, as set forth in the Grant Letter. Beginning with the Year 2000 Performance Period, the nominal percentage of Performance Cash that vests, as set forth in the Target Document, is multiplied by the applicable Market Value index set forth in the target document established under Rule No. 1 in order to determine the actual amount of Performance Cash that vests.

         (ii) In the case of a "Change in Control," the amount of a Performance Cash Award that vests in respect of any Performance Period for which a greater than 100% payout is possible is as follows: the full potential amount of the Award (i.e. the Award at the 200% payout level) is deemed to be the size of the Award, and shall be multiplied by the applicable Market Value index (determined as provided in Rule No. 1) in order to determine the amount of Performance Cash that so vests.

         (iii) Two individuals, as specified on the Target Document, were granted a second Award of Performance Cash for the 1999 Performance Period. As an exception to clause (ii) of this Paragraph (f), there is no Market Value index multiplier with respect to these Awards.

         (g) Committee Approval. The targets set forth herein and in the Target
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         Document, to the extent not previously reported to the Committee, will be reported to the Committee and, pursuant to Paragraph (f) of Rule No. 1, will be deemed approved and ratified by such Committee. Changes made to targets (see paragraph (d) above) may be so reported after the close of the Performance Period without affecting the validity of any change.

          (h) Additional Bonuses. The foregoing long-term incentive awards are
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         not intended to be exclusive, and the Corporation may grant any other additional forms of compensation, including but not limited to annual incentive compensation, stock options, special recognition awards, stock appreciation rights or any other form of compensation whatsoever.

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